Exhibit 10.2
Allegheny Energy Service Corporation
800 Cabin Hill Drive
Greensburg, PA 15601
October 18, 2006
David M. Feinberg
c/o Allegheny Energy, Inc.
800 Cabin Hill Drive
Greensburg, PA 15601
Dear David:
     You and Allegheny Energy Service Corporation (“AESC”) for itself and as agent for its parent, Allegheny Energy, Inc. (“AEI”), the affiliates and subsidiaries of AESC and AEI (the “AE Companies”), and any successors or assigns of any of the foregoing, entered into an Offer of Employment (the “Offer Letter”) dated as of June 21, 2004 (attached hereto as Exhibit A). You, AESC, and AEI have agreed that, effective October 18, 2006, you will no longer serve as Deputy General Counsel and that instead you will serve as Vice President and General Counsel. Accordingly, certain indemnification provisions are being granted to you coincident with your appointment. It is hereby agreed that the following indemnification provisions shall be a supplement to other employment provisions documented in the Offer Letter:
     (a) AESC agrees that (i) if you are made a party, or are threatened to be made a party, to any threatened or actual action, suit or proceeding, whether civil, criminal, administrative, investigative, appellate or other (each, a “Proceeding”) by reason of the fact that you are or were a director, officer, employee, agent, manager, consultant or representative of any of the AE Companies or are or were serving at the request of any of the AE Companies as a director, officer, member, employee, agent, manager, consultant or representative of another entity or (ii) if any claim, demand, request, investigation, dispute, controversy, threat, discovery request or request for testimony or information (each, a “Claim”) is made, or threatened to be made, that arises out of or relates to your service in any of the foregoing capacities, then you shall promptly be indemnified and held harmless by AESC to the fullest extent legally permitted or authorized by AESC’s or AEI’s certificate of incorporation, bylaws or Board resolutions or, if greater, by the laws of the State of Maryland, against any and all costs, expenses, liabilities and losses (including, without limitation, attorneys’ fees, judgments, interest, expenses of investigation, penalties, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by you in connection therewith, and such indemnification shall continue as to you even if you have ceased to be a director, member, employee, agent, manager, consultant or representative of AESC or other entity and shall inure to the benefit of your heirs, executors and administrators. AESC shall advance to you all costs and expenses incurred by you in connection with any such Proceeding or Claim within thirty (30) days after receiving written notice requesting such an advance. Such notice shall include, to the extent required by applicable law, an undertaking by you to repay the amount advanced if you are ultimately determined not to be entitled to indemnification against such costs and expenses.
     (b) Neither the failure of any of the AE Companies (including the Board of Directors of Allegheny Energy, Inc. (the “Board”), independent legal counsel or stockholders) to have made a determination in connection with any request for indemnification or advancement under (a) above, that you have satisfied any applicable standard of conduct, nor a determination by AESC (including the Board, independent legal counsel or stockholders) that you have not met any applicable standard of conduct, shall create a presumption that you have not met an applicable standard of conduct.
     AESC represents and warrants that AESC and AEI are authorized to enter into this letter agreement and to perform their obligations hereunder.
     Please signify your agreement with the foregoing by signing the attached copy of this letter in the place indicated.

Very truly yours,

Allegheny Energy Service Corporation

	By:	/s/ Paul J. Evanson

Paul J. Evanson Chairman, President, and Chief Executive Officer

Allegheny Energy, Inc.

	By:	/s/ Paul J. Evanson

Paul J. Evanson Chairman, President, and Chief Executive Officer

AGREED AND ACCEPTED:

/s/ David M. Feinberg

David M. Feinberg